UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) (June 9, 2014)

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

(86) 539-7317959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2014 at 10:00 a.m. local time, American Lorain Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (“Annual Meeting”) at its corporate offices located at Beihuan Zhong Road, Junan County, Shandong, People’s Republic of China, 276600. There were 34,616,714 shares of common stock outstanding and entitled to vote at the meeting and 20,369,579 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

1. Election of Directors

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
SI CHEN	15,456,201	711,406	4,201,930
YUNDONG LU	15,464,351	703,256	4,201,930
MAOQUAN WEI	15,361,251	806,356	4,201,930
DEKAI YIN	15,361,301	806,306	4,201,930
WILLIAM JIANXIAO WU	15,361,601	806,006	4,201,930

2. Approval of 2014 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,352,624	782,029	32,954	4,201,930

3. Ratification of Independent Board’s appointment of WWC., P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,012,467	2,305,372	51,698	n/a

4. Advisory vote on named executive officer compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,459,480	674,326	33,801	4,201,930

5. Non-binding vote on the frequency of executive compensation votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
972,125	36,154	15,111,570	47,758

       In light of the results of the stockholder vote on a frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers, the Company has determined to conduct a stockholder vote every three years regarding the compensation of the Company’s named executive officers until the next required vote on the frequency of stockholder votes on compensation of named executive officers.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

By:	/s/ Si Chen
Name: Si Chen
Title: Chief Executive Officer

Date: June 10, 2014